Exhibit 4.6

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, $0.0001 PAR VALUE, OF Vertical Aerospace Ltd. transferable on the books of Vertical Aerospace Ltd., a Cayman Island exempted company (the”Company”) in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the ordinary shares represented hereby, are issued and shall be held subject to all of the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signature of a duly authorized signatory of the Company. INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS ORDINARY SHARES SEE REVERSE FOR CERTAIN DEFINITIONS Authorized Signatory CUSIP 000000 00 0 V E R TICAL A E R OSPACE L T D .. 2021 C A YM A N I S L AN D S Exhibit 4.6

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
IT TEN – as joint tenants with right of survivorship and not as tenants in common
TTEE – trustee under Agreement dated ____________

UNIF GIFT MIN ACT– ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

Ordinary shares represented by this certificate and do hereby irrevocably constitute and appoint ____________

____________, Attorney, to transfer the said shares on the books of within-named Company with full power of substitution in the premises.

DATED ____________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.